Exhibit 99.1

QUALYS ANNOUNCES FOURTH QUARTER AND FULL YEAR 2017 FINANCIAL RESULTS

2017 Revenue Growth of 17% Year-Over-Year; Normalized Growth of 19% Year-Over-Year

Q4 Revenue Growth of 20% Year-Over-Year; Normalized Growth of 22% Year-Over-Year

Announces $100 million 2-Year Share Repurchase Program

Designation of $25 million for Venture Investing

Foster City, Calif., – Feb. 12, 2018 – Qualys, Inc. (NASDAQ: QLYS), a pioneer and leading provider of cloud-based security and compliance solutions, today announced financial results for the fourth quarter and full year ended December 31, 2017. For the quarter, the Company reported revenues of $62.9 million, net income under Generally Accepted Accounting Principles (“GAAP”) of $2.9 million, non-GAAP net income of $13.0 million, Adjusted EBITDA of $23.8 million, GAAP earnings per diluted share of $0.07 and non-GAAP earnings per diluted share of $0.32. For the full year ended December 31, 2017, the Company reported revenues of $230.8 million, GAAP net income of $40.4 million, non-GAAP net income of $43.5 million, Adjusted EBITDA of $84.9 million, GAAP earnings per diluted share of $1.01 and non-GAAP earnings per diluted share of $1.09.

“We achieved significant milestones in 2017, finishing the year with a strong fourth quarter in terms of revenues and operating margins and delivering an impressive suite of new technology and application components to our Cloud Platform. We continue to accelerate our product roadmap, most recently signing a term sheet to acquire a company in India, which has developed a well architected and comprehensive agent technology for mobile platforms and which we plan to integrate into our platform. The scalability, accuracy, immediacy and breadth of our platform helps our customers consolidate their security and compliance stack, drastically reducing the cost and complexity associated with deploying and maintaining on-premises solutions while helping them to build security into their digital transformation initiatives,” said Philippe Courtot, chairman and CEO of Qualys. “We ended 2017 with record operating margins and because of our highly cash-generative model, we are also pleased to announce a $100 million share repurchase program to offset dilution from employee grants and M&A as well as $25 million designated for venture investing.”

Fourth Quarter 2017 Financial Highlights

Revenues: Revenues for the fourth quarter of 2017 increased by 20% to $62.9 million compared to $52.2 million for the same quarter in 2016. Normalized for the impact of FX (foreign exchange) and the MSSP (Managed Security Service Provider) contract, revenues increased by 22% over the same quarter in 2016.

Gross Profit: GAAP gross profit for the fourth quarter of 2017 increased by 20% to $48.5 million compared to $40.4 million for the same quarter in 2016. GAAP gross margin percentage was 77% for the fourth quarter of 2017 compared to 77% for the same quarter in 2016. Non-GAAP gross profit for the fourth quarter of 2017 increased by 21% to $49.5 million compared to $40.9 million for the same quarter in 2016. Non-GAAP gross margin percentage was 79% for the fourth quarter of 2017 compared to 78% for the same quarter in 2016.

Operating Income: GAAP operating income for the fourth quarter of 2017 was $9.7 million compared to $8.8 million for the same quarter in 2016. Non-GAAP operating income for the fourth quarter of 2017 was $18.6 million compared to $13.8 million for the same quarter in 2016.

Net Income: GAAP net income for the fourth quarter of 2017 was $2.9 million, or $0.07 per diluted share, compared to $5.9 million, or $0.15 per diluted share, for the same quarter in 2016. Due to the U.S. Tax Cuts and Jobs Act, GAAP net income for the fourth quarter of 2017 includes a $10.4 million tax expense for the reduction in the value of Qualys’ U.S. deferred tax assets caused by the U.S. corporate tax rate reduction. Non-GAAP net income for the fourth quarter of 2017 was $13.0 million, or $0.32 per diluted share, compared to non-GAAP net income of $8.8 million, or $0.23 per diluted share, for the same quarter in 2016.

Adjusted EBITDA: Adjusted EBITDA (a non-GAAP financial measure) for the fourth quarter of 2017 increased by 29% to $23.8 million compared to $18.5 million for the same quarter in 2016. As a percentage of revenues, Adjusted EBITDA was 38% for the fourth quarter of 2017 compared to 35% for the same quarter in 2016.

Fourth Quarter 2017 Business Highlights

Select New Customers:

•	Adventist Health System, Brigham Young University, Celestica Inc., London Metal Exchange, Penguin Random House, Progressive Insurance, Qatar Petrochemical Company (QAPCO), Quanta Services, Western Digital Corporation.

Business Highlights:

•	Announced the acquisition of NetWatcher: NetWatcher will provide significant domain expertise in building and delivering cybersecurity and real-time threat intelligence offerings. NetWatcher’s technology combines asset discovery, vulnerability management, intrusion detection, behavioral monitoring, Security Information and Event Management (SIEM), log management and continuous threat intelligence all-in-one solution that looks for anomalous behavior 24x7 and provides businesses with a real-time view of the security posture of assets, including weak passwords, unsafe behavior, and outdated software.

•	Announced a partnership with STC Solutions: STC Solutions will integrate and deliver the Qualys Private Cloud Platform and suite of Qualys Cloud Apps from STC Solutions’ data center in Riyadh to expand its managed security services offerings and allow Saudi Arabian enterprises to consolidate a full range of security and compliance solutions in a single-pane-of-glass view.

Full Year 2017 Financial Highlights

Revenues: Revenues for 2017 increased by 17% to $230.8 million compared to $197.9 million for 2016. Normalized for the impact of FX (foreign exchange) and the MSSP (Managed Security Service Provider) contract, revenues increased by 19% over 2016.

Gross Profit: GAAP gross profit for 2017 increased by 16% to $179.2 million compared to $154.8 million for 2016. GAAP gross margin percentage was 78% for 2017 compared to 78% for 2016. Non-GAAP gross profit increased by 16% to $181.9 million for 2017 compared to $156.7 million for 2016. Non-GAAP gross margin percentage was 79% for 2017 compared to 79% for 2016.

Operating Income: GAAP operating income for 2017 was $37.2 million compared to $30.1 million for 2016. Non-GAAP operating income for 2017 was $64.8 million compared to $51.0 million for 2016.

Net Income: GAAP net income for 2017 was $40.4 million, or $1.01 per diluted share, compared to $19.2 million, or $0.50 per diluted share, for 2016. Non-GAAP net income for 2017 was $43.5 million, or $1.09 per diluted share, compared to non-GAAP net income of $32.8 million, or $0.86 per diluted share, for 2016.

Adjusted EBITDA: Adjusted EBITDA (a non-GAAP financial measure) for 2017 increased by 25% to $84.9 million compared to $68.0 million for 2016. As a percentage of revenues, Adjusted EBITDA was 37% for 2017 compared to 34% for 2016.

Full Year 2017 Business Highlights

Market Recognition

•	Recognized by IDC as the market-share leader in the $1.7 billion Worldwide Vulnerability Assessment Market – which is comprised of the Worldwide Device Vulnerability Assessment Market and Application Security Market segments.

•	Recognized by Frost and Sullivan with the 2017 Global Vulnerability Management Market Leadership Award, highlighting the Company’s areas of excellence in growth strategy, product quality, customer ownership experience, and technology leverage.

Business Development

•	Announced the acquisition of Pune, India-based Nevis Networks, expanding Qualys’ domain expertise in passive scanning and deep packet inspection as well as accelerating its entrance into the mitigation and response market segment, natively from the Qualys Cloud Platform.

•	Announced an expanded partnership with IBM that will add Qualys’ continuous cloud-based IT security and compliance solutions to its Managed Security Services portfolio. Launched a new Qualys App for IBM’s QRadar Security Intelligence Platform that allows customers to visualize their network IT assets and vulnerabilities in real-time.

•	Announced an extension of Qualys’ single-pane view of security and compliance posture into Google Cloud Platform (GCP). Qualys Virtual Scanner Appliance (QVSA) can now be directly deployed from the Google Cloud Launcher to GCP. This will provide customers with continuous security and visibility for their global IT assets whether on-premises or in the cloud.

•	Announced a partnership with Bugcrowd allowing joint customers the ability to share vulnerability data across automated web application scanning and crowdsourced bug bounty programs.

Products & Features

•	Unveiled new Qualys positioning and logo refresh, highlighting the new unified and simplified approach to prevention and response the Qualys Cloud Platform and its Cloud Apps bring to the market.

•	Unveiled CloudView App Framework, which gives customers the full insight across all their cloud environments – inventory, configuration, and continuous view of their security and compliance postures – and showcased its first two components, Cloud Inventory (CI) and Cloud Security Assessment (CSA). Currently in beta.

•	Unveiled CertView App Framework, which provides discovery and management of digital certificates, and showcased its first two components, Certificate Inventory (CRI) and Certificate Assessment (CRA). Currently in beta.

•	Unveiled Container Security, a new cloud-based Qualys solution that enables customers to address security for containers in their DevOps pipeline and deployments across cloud and on-premises environments. Currently in beta.

•	Launched new disruptive services:

•	File Integrity Monitoring (FIM): Logs and centrally tracks file change events across global IT systems and a variety of enterprise operating systems to provide customers a simple way to achieve centralized cloud-based visibility of activity resulting from normal patching and administrative tasks, change control exceptions or violations, or malicious activity – then report on that system activity as part of compliance mandates.

•	Indication of Compromise (IOC): Expands the capabilities of the Qualys Cloud Platform to deliver threat hunting, detect suspicious activity, and confirm the presence of known and unknown malware for devices both on and off the network.

•	Security Configuration Assessment (SCA): Allows customers to expand their vulnerability management program with configuration scanning capabilities and simplified workflows to assess, report, monitor, and remediate security-related configuration issues based on the CIS benchmark.

•	Announced new functionalities in Qualys Web Application Security offerings, including scalable fast scanning, detection and patching of websites, mobile applications and Application Programming Interfaces (APIs) in one unified platform.

•	Released purpose-built content, workflows, and reporting in Qualys Cloud Platform to provide customers with continuous IT asset visibility, data collection and risk evaluation for compliance with the European Union (EU) General Data Protection Regulation (GDPR).

•	Announced that the FedRAMP-certified Qualys Cloud Platform now supports the requirements laid out in the 2017 White House Executive Order (EO) on Strengthening the Cybersecurity of Federal Networks and Critical Infrastructure.

Financial Performance Outlook

The outlook provided below is on an ASC Topic 606 basis, which Qualys is adopting for its fiscal year 2018 using the modified retrospective transition method. The most significant impact of the standard relates to the potential deferral of sales commissions and contract costs.

First Quarter 2018 Guidance: Management expects revenues for the first quarter of 2018 to be in the range of $63.4 million to $64.1 million, representing 19% to 21% growth over the same quarter in 2017. GAAP net income per diluted share is expected to be in the range of $0.13 to $0.15, which assumes an effective income tax rate of 27%. Non-GAAP net income per diluted share is expected to be in the range of $0.32 to $0.34, which assumes an effective non-GAAP income tax rate of 23%. First quarter 2018 EPS estimates are based on approximately 41.6 million weighted average diluted shares outstanding for the quarter.

Full Year 2018 Guidance: Management expects revenues for the full year 2018 to be in the range of $275.5 million to $278.5 million, representing 19% to 21% growth over 2017. GAAP net income per diluted share is expected to be in the range of $0.71 to $0.76, which assumes an effective income tax rate of 27%. Non-GAAP net income per diluted share is expected to be in the range of $1.39 to $1.44, which assumes an effective non-GAAP income tax rate of 23%. Full year 2018 EPS estimates are based on approximately 42.0 million weighted average diluted shares outstanding.

Investor Conference Call

Qualys will host a conference call and live webcast to discuss its fourth quarter and full year 2017 financial results at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time) on Monday, Feb. 12, 2018. To access the conference call, dial (877) 881-2609 in the U.S. or +1 (970) 315-0463 for international participants with conference ID # 4869758. The live webcast of Qualys’ earnings conference call, investor presentation, and prepared remarks can also be accessed at https://investor.qualys.com/events.cfm. A replay of the conference call will be available through the same webcast link following the end of the call.

Investor Contact

Joo Mi Kim

Vice President, FP&A and Investor Relations

(650) 801-6100

ir@qualys.com

About Qualys, Inc.

Qualys, Inc. (NASDAQ: QLYS) is a pioneer and leading provider of cloud-based security and compliance solutions with over 10,300 customers in more than 130 countries, including a majority of each of the Forbes Global 100 and Fortune 100. Qualys helps organizations streamline and consolidate their security and compliance solutions in a single platform and build security into digital transformation initiatives for greater agility, better business outcomes and substantial cost savings. The Qualys Cloud Platform and its integrated Cloud Apps deliver businesses critical security intelligence continuously, enabling them to automate the full spectrum of auditing, compliance and protection for IT systems and web applications on premises, on endpoints and elastic clouds. Founded in 1999 as one of the first SaaS security companies, Qualys has established strategic partnerships with leading managed service providers and consulting organizations including Accenture, BT, Cognizant Technology Solutions, Deutsche Telekom, Fujitsu, HCL Technologies, DXC Technology, IBM, Infosys, NTT, Optiv, SecureWorks, Tata Communications, Verizon, and Wipro. The Company is also a founding member of the Cloud Security Alliance. For more information, please visit www.qualys.com.

Qualys and the Qualys logo are proprietary trademarks of Qualys, Inc. All other products or names may be trademarks of their respective companies.

Legal Notice Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements generally relate to future events or our future financial or operating performance. Forward-looking statements in this press release include, but are not limited to, statements related to: acceleration of our product roadmap with the signing of a term sheet to acquire a company in India which has developed agent technology for mobile platforms which we plan to integrate into our platform; our ability to maintain leadership in securing global IT environments and helping customers secure their digital transformation initiatives; the growth of our business, including adoption of our existing solutions and our new offerings to both existing and new customers; our expectations regarding the introduction of new solutions; the capabilities of our platform; the expansion of our partnerships and the related benefits of such partnerships; our strategy and our business model and our ability to execute such strategy; our share repurchase program and allocation of cash for venture investments; our guidance for revenues, GAAP EPS and non-GAAP EPS for the first quarter and full year 2018, and our expectations for the number of weighted average diluted shares outstanding and effective income tax rate for the first quarter and full year 2018. Our expectations and beliefs regarding these matters may not materialize, and actual results in future periods are subject to risks and uncertainties that could cause actual results to differ materially from those projected. These risks include our ability to negotiate and execute a definitive agreement to acquire the aforementioned company in India which has developed agent technology for mobile platforms, and to consummate such transaction and successfully integrate this company; our ability to continue to develop platform capabilities and solutions; the ability of our platform and solutions to perform as intended; customer acceptance and purchase of our existing solutions and new solutions; real or perceived defects, errors or vulnerabilities in our products or services; our ability to retain existing customers and generate new customers; the budgeting cycles, seasonal buying patterns and length of our sales cycle; our ability to manage costs as we increase our customer base and the number of our platform solutions; the market for cloud solutions for IT security and compliance not increasing at the rate we expect; competition from other products and services; fluctuations in currency exchange rates, unexpected fluctuations in our effective tax rate on a GAAP and non-GAAP basis, our ability to effectively manage our rapid growth and our ability to anticipate future market needs and opportunities; any unanticipated accounting charges; and general market, political, economic and business conditions in the United States as well as globally. The forward-looking statements contained in this press release are also subject to other risks and uncertainties, including those more fully described in our filings with the Securities and Exchange Commission, including our Quarterly Report on Form 10-Q for the quarter ended September 30, 2017, filed with the Securities and Exchange Commission on November 3, 2017.

The forward-looking statements in this press release are based on information available to Qualys as of the date hereof, and Qualys disclaims any obligation to update any forward-looking statements, except as required by law.

Non-GAAP Financial Measures

In addition to reporting financial results in accordance with generally accepted accounting principles, or GAAP, Qualys monitors operating measures of non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income, non-GAAP net income, and non-GAAP net income per diluted share. In computing these non-GAAP financial measures, Qualys excludes the effects of stock-based compensation expense, non-recurring expenses and acquisition-related expenses that do not reflect ongoing costs of operating the business. Qualys also monitors Adjusted EBITDA (defined as earnings before interest, taxes, depreciation, amortization, stock-based compensation, other (income) expense, net, non-recurring expenses, and acquisition-related expenses that do not reflect ongoing costs of operating the business). Estimated impact of the MSSP contract signed in February 2016 refers to the difference between the estimated revenue recognized under the new terms in the MSSP contract and the estimated revenue that would have been recognized without the MSSP contract, assuming an appropriate renewal rate. The percentage impact is the net benefit, only in the contract year in which it occurred. Qualys believes that these non-GAAP operating metrics help illustrate underlying trends in its business that could otherwise be masked by the effect of the income or expenses, as well as the related tax effects, that are excluded in non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income, non-GAAP net income, non-GAAP net income per diluted share and Adjusted EBITDA.

Furthermore, Qualys uses these operating measures to establish budgets and operational goals for managing its business and evaluating its performance. Qualys believes that non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income, non-GAAP net income, non-GAAP net income per diluted share, and Adjusted EBITDA provide additional tools for investors to use in comparing its recurring core business operating results over multiple periods with other companies in its industry. Non-GAAP net income and non-GAAP net income per diluted share for the twelve months ended December 31, 2016 excludes $0.7 million of non-recurring expenses related to the remittance of payroll taxes from year 2013 through May 2016. Non-GAAP net income and non-GAAP net income per diluted share for the twelve months ended December 31, 2017 excludes $0.5 million of amortization of intangibles from acquisitions of Nevis Networks and NetWatcher and $0.1 million of compensation expense from the acquisition of NetWatcher that do not reflect ongoing costs of operating the business. During this same period, the Company has not excluded amounts related to other non-recurring items from non-GAAP net income because the Company has considered such amounts to be immaterial in any given quarter during such period.

Qualys has not reconciled non-GAAP net income per diluted share guidance to GAAP net income per diluted share because Qualys does not provide guidance on the various reconciling cash and non-cash items between GAAP net income and non-GAAP net income (i.e., stock-based compensation and non-recurring expenses). The actual dollar amount of reconciling items in the first quarter and full year 2018 is likely to have a significant impact on the Company’s GAAP net income per diluted share in the first quarter and full year 2018. Accordingly, a reconciliation of the non-GAAP net income per diluted share guidance to the GAAP net income per diluted share guidance is not available without unreasonable effort.

In order to provide a more complete picture of recurring core operating business results, the Company’s non-GAAP net income and non-GAAP net income per diluted share include tax adjustments required to achieve the effective tax rate on a non-GAAP basis, which could differ from the GAAP effective tax rate. The Company’s non-GAAP effective tax rate was 35% for the full year 2017 (estimated rate was calculated as 36% in each of our first three quarters of fiscal 2017). The Company believes its estimated non-GAAP effective tax rate of 23% in 2018 is a reasonable estimate under its global operating structure. The Company intends to re-evaluate the non-GAAP effective tax rate on an annual basis. However, it may adjust this rate during the year to take into account events or trends that it believes materially impact the estimated annual rate. The non-GAAP effective tax rate could be subject to change for a number of reasons, including but not limited to, significant changes resulting from tax legislation, material changes in geographic mix of revenues and expenses and other significant events.

The presentation of this non-GAAP financial information is not intended to be considered in isolation or as a substitute for results prepared in accordance with GAAP. A reconciliation of the non-GAAP financial measures discussed in this press release to the most directly comparable GAAP financial measures is included with the financial statements contained in this press release. Management uses both GAAP and non-GAAP information in evaluating and operating its business internally and as such has determined that it is important to provide this information to investors.

Qualys, Inc.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(in thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
Revenues	$62,915	$52,224	$230,828	$197,925
Cost of revenues (1)	14,405	11,852	51,580	43,128

Gross profit	48,510	40,372	179,248	154,797
Operating expenses:
Research and development (1)	11,576	9,238	42,816	36,591
Sales and marketing (1)	16,983	15,592	63,855	58,985
General and administrative (1)	10,222	6,731	35,334	29,114

Total operating expenses	38,781	31,561	142,005	124,690

Income from operations	9,729	8,811	37,243	30,107
Other income (expense), net:
Interest expense	—	(3)	(3)	(26)
Interest income	899	417	2,674	1,320
Other expense, net	(247)	(530)	(536)	(972)

Total other income (expense), net	652	(116)	2,135	322

Income before income taxes	10,381	8,695	39,378	30,429
Provision (benefit from) for income taxes	7,524	2,788	(1,062)	11,205

Net income	$2,857	$5,907	$40,440	$19,224

Net income per share:
Basic	$0.07	$0.17	$1.08	$0.55

Diluted	$0.07	$0.15	$1.01	$0.50

Weighted average shares used in computing net income per share:
Basic	38,278	35,762	37,443	35,247

Diluted	41,186	39,002	40,071	38,369

(1) Includes stock-based compensation as follows:
Cost of revenues	$590	$540	$2,159	$1,858
Research and development	1,715	1,305	5,944	5,678
Sales and marketing	1,311	1,411	4,755	4,870
General and administrative	4,823	1,771	14,103	7,743

Total stock-based compensation	$8,439	$5,027	$26,961	$20,149

Qualys, Inc.

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

(Unaudited)

(in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
Net income	$2,857	$5,907	$40,440	$19,224
Available-for-sale investments:
Change in net unrealized loss on investments, net of tax	(493)	(198)	(462)	(57)
Less: reclassification adjustment for net realized gain included in net income, net of tax	40	25	44	112

Other comprehensive (loss) income, net	(453)	(173)	(418)	55

Comprehensive income	$2,404	$5,734	$40,022	$19,279

Qualys, Inc.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(in thousands)

	December 31,
	2017	2016
Assets
Current assets:
Cash and cash equivalents	$86,591	$86,737
Short-term investments	201,823	157,119
Accounts receivable, net	64,412	47,024
Prepaid expenses and other current assets	16,524	9,808

Total current assets	369,350	300,688
Long-term investments	67,224	45,725
Property and equipment, net	58,557	39,401
Deferred tax assets, net	25,066	16,590
Intangible assets, net	12,401	987
Goodwill	1,549	317
Restricted cash	1,200	1,200
Other noncurrent assets	2,178	2,096

Total assets	$537,525	$407,004

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$1,144	$2,051
Accrued liabilities	21,444	13,317
Deferred revenues, current	143,186	114,964

Total current liabilities	165,774	130,332
Deferred revenues, noncurrent	17,136	15,528
Other noncurrent liabilities	11,071	2,731

Total liabilities	193,981	148,591
Stockholders’ equity:
Common stock	39	36
Additional paid-in capital	304,155	266,794
Accumulated other comprehensive loss	(574)	(156)
Retained earnings (accumulated deficit)	39,924	(8,261)

Total stockholders’ equity	343,544	258,413

Total liabilities and stockholders’ equity	$537,525	$407,004

Qualys, Inc.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(in thousands)

	Year Ended December 31,
	2017	2016
Cash flows from operating activities:
Net income	$40,440	$19,224
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	20,636	16,994
Bad debt expense	657	199
Loss on disposal of property and equipment	161	55
Stock-based compensation	26,961	20,149
Amortization of premiums and accretion of discounts on investments	1,324	1,000
Excess tax benefits from stock-based compensation	—	(8,700)
Deferred income taxes	(10,414)	(440)
Excess tax benefits included in deferred tax assets	7,696	—
Changes in operating assets and liabilities:
Accounts receivable	(17,966)	(4,898)
Prepaid expenses and other assets	(53)	(2,107)
Restricted cash	—	(1,200)
Accounts payable	(454)	(1,220)
Accrued liabilities	1,485	9,696
Deferred revenues	29,830	17,903
Other noncurrent liabilities	7,343	1,455

Net cash provided by operating activities	107,646	68,110

Cash flows from investing activities:
Purchases of investments	(299,891)	(222,953)
Sales and maturities of investments	231,996	149,708
Purchases of property and equipment	(37,818)	(23,245)
Purchase of business	(12,482)	—

Net cash used in investing activities	(118,195)	(96,490)

Cash flows from financing activities:
Proceeds from exercise of stock options	31,327	15,157
Excess tax benefits from stock-based compensation	—	8,700
Payments for taxes related to employee net share settlement of equity awards	(20,924)	(438)

Net cash provided by financing activities	10,403	23,419

Net decrease in cash and cash equivalents	(146)	(4,961)
Cash and cash equivalents at beginning of period	86,737	91,698

Cash and cash equivalents at end of period	$86,591	$86,737

Qualys, Inc.

RECONCILIATION OF NON-GAAP DISCLOSURES

EBITDA AND ADJUSTED EBITDA

(Unaudited)

(in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
Net income	$2,857	$5,907	$40,440	$19,224
Depreciation and amortization of property and equipment	5,166	4,586	19,828	16,621
Amortization of intangible assets	416	44	808	373
Interest expense	—	3	3	26
Provision (benefit from) for income taxes	7,524	2,788	(1,062)	11,205

EBITDA	15,963	13,328	60,017	47,449
Stock-based compensation	8,439	5,027	26,961	20,149
Other (income) expense, net	(652)	113	(2,138)	(348)
Acquisition-related expense	93	—	93	—
One-time tax related expense	—	—	—	716

Adjusted EBITDA	$23,843	$18,468	$84,933	$67,966

Qualys, Inc.

RECONCILIATION OF NON-GAAP DISCLOSURES

(Unaudited)

(in thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
GAAP Cost of revenues	$14,405	$11,852	$51,580	$43,128
Less: Stock-based compensation	(590)	(540)	(2,159)	(1,858)
Less: Intangible asset amortization (1)	(374)	—	(460)	—

Non-GAAP Cost of revenues	$13,441	$11,312	$48,961	$41,270

GAAP Gross profit	$48,510	$40,372	$179,248	$154,797
Plus: Stock-based compensation	590	540	2,159	1,858
Plus: Intangible asset amortization (1)	374	—	460	—

Non-GAAP Gross profit	$49,474	$40,912	$181,867	$156,655

GAAP Research and development	$11,576	$9,238	$42,816	$36,591
Less: Stock-based compensation	(1,715)	(1,305)	(5,944)	(5,678)
Less: Acquisition-related expense (2)	(14)	—	(14)	—

Non-GAAP Research and development	$9,847	$7,933	$36,858	$30,913

GAAP Sales and marketing	$16,983	$15,592	$63,855	$58,985
Less: Stock-based compensation	(1,311)	(1,411)	(4,755)	(4,870)
Less: Acquisition-related expense (2)	(79)	—	(79)	—

Non-GAAP Sales and marketing	$15,593	$14,181	$59,021	$54,115

GAAP General and administrative	$10,222	$6,731	$35,334	$29,114
Less: Stock-based compensation	(4,823)	(1,771)	(14,103)	(7,743)
Less: One-time tax related expense	—	—	—	(716)

Non-GAAP General and administrative	$5,399	$4,960	$21,231	$20,655

GAAP Operating expenses	$38,781	$31,561	$142,005	$124,690
Less: Stock-based compensation	(7,849)	(4,487)	(24,802)	(18,291)
Less: Acquisition-related expense (2)	(93)	—	(93)	—
Less: One-time tax related expense	—	—	—	(716)

Non-GAAP Operating expenses	$30,839	$27,074	$117,110	$105,683

GAAP Income from operations	$9,729	$8,811	$37,243	$30,107
Plus: Stock-based compensation	8,439	5,027	26,961	20,149
Plus: Intangible asset amortization (1)	374	—	460	—
Plus: Acquisition-related expense (2)	93	—	93	—
Plus: One-time tax related expense	—	—	—	716

Non-GAAP Income from operations	$18,635	$13,838	$64,757	$50,972

GAAP Net income	$2,857	$5,907	$40,440	$19,224
Plus: Stock-based compensation	8,439	5,027	26,961	20,149
Plus: Intangible asset amortization (1)	374	—	460	—
Plus: Acquisition-related expense (2)	93	—	93	—
Plus: One-time tax related expense	—	—	—	716
Less: Tax adjustment	1,250	(2,152)	(24,474)	(7,261)

Non-GAAP Net income	$13,013	$8,782	$43,480	$32,828

Non-GAAP Net income per share:
Basic	$0.34	$0.25	$1.16	$0.93

Diluted	$0.32	$0.23	$1.09	$0.86

Weighted average shares used in non-GAAP net income per share:
Basic	38,278	35,762	37,443	35,247

Diluted	41,186	39,002	40,071	38,369

Note (1): Includes amortization of intangible assets from acquisition of Nevis Networks and NetWatcher.

Note (2): Relates to compensation expense from the acquisition of NetWatcher.

Qualys, Inc.

RECONCILIATION OF NON-GAAP DISCLOSURES

FREE CASH FLOWS

(Unaudited)

(in thousands)

	Year Ended December 31,
	2017	2016
GAAP Cash flows provided by operating activities	$107,646	$68,110
Less:
Purchases of property and equipment	(37,818)	(23,245)

Non-GAAP Free cash flows	$69,828	$44,865

Qualys, Inc.

RECONCILIATION OF NON-GAAP DISCLOSURES

CALCULATED CURRENT BILLINGS

(Unaudited)

(in thousands)

	Three Months Ended December 31,
	2017	2016
Q4 GAAP Revenue	$62,915	$52,224
Plus: Current Deferred Revenue at December 31	143,186	114,964
Less: Current Deferred Revenue at September 30	(132,167)	(109,026)

Non-GAAP Q4 Calculated Current Billings	$73,934	$58,162

Calculated Current Billings Growth Compared to Same Period of Prior Year	27%	15%

Qualys, Inc.

RECONCILIATION OF U.S. GAAP REVENUE GROWTH AND CURRENT DEFERRED REVENUE GROWTH TO NORMALIZED GROWTH

(Unaudited)

(in thousands)

Reconciliation of U.S. GAAP Revenue Growth to Normalized Growth

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
Revenues	$62,915	$52,224	$230,828	$197,925
Y/Y Revenue Change as Reported Under U.S. GAAP	20.5%	17.5%	16.6%	20.5%
Plus: Impact of MSSP Contract Signed in Feb 2016	0.6%	(0.8)%	1.6%	(2.0)%
Plus: Foreign Exchange Impact	0.7%	1.2%	1.1%	1.6%

Normalized Revenue Growth	21.8%	17.9%	19.3%	20.2%

Reconciliation of U.S. GAAP Current Deferred Revenue Growth to Normalized Growth

As of December 31, 2017
Current Deferred Revenue	$143,186
Y/Y Current Deferred Revenue Change as Reported Under U.S. GAAP	24.5%
Plus: Foreign Exchange Impact	(0.6)%

Normalized Current Deferred Revenue Growth	23.9%

Source: Qualys